UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 3, 2006
(Date of earliest event reported)

THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

28050 US 19 North Suite 509 Clearwater, Florida 33761
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On August 3, 2006, Think Partnership Inc. (the “Company”) entered into an employment agreement with Mr. Scott. P. Mitchell pursuant to which Mr. Mitchell will continue to serve as the Company’s president and chief executive officer. The employment agreement supercedes and replaces his August 19, 2004 employment agreement, as amended on August 19, 2005. Further, in connection with entering into the employment agreement, on August 3, 2006, the Company (i) agreed to pay to Mr. Mitchell a $150,000 signing bonus in immediately available funds, and (ii) issued to Mr. Mitchell options to purchase 400,000 shares of common stock, at an exercise price of $2.19 per share with one-third of the options vesting on each of the first, second and third year anniversaries of the date of issuance.

The employment agreement provides for (i) a five year term with automatic one-year renewals beginning on the fourth year anniversary of the agreement, unless at least sixty days prior to such anniversary, either party notifies the other of its intent not to renew; (ii) base salary equal to $485,000 per annum during the term of the agreement; (iii) a $10,000 per year allowance for a car, additional insurance or other benefits as determined by Mr. Mitchell; (iv) an annual cash bonus as determined by the Company’s board of directors, provided that during the term of the agreement, Mr. Mitchell’s annual salary, when combined with the annual cash bonus must be higher than the annual salary and annual cash bonus paid to any other employee of the Company during the such period; (v) a non-competition and non-solicitation covenant during the term of the employment agreement and for a period of six months thereafter; (vi) other benefits that are generally available to the Company’s executive management; and (vii) termination of the employment agreement (A) by Mr. Mitchell at any time upon not less than ninety-day prior written notice to the Company, (B) by the Company for “cause” or the disability of Mr. Mitchell, (B) automatically upon the death of Mr. Mitchell, or (C) by Mr. Mitchell for “good reason”.

The employment agreement defines “cause” to include Mr. Mitchell’s: (i) willful and continued failure to substantially perform his duties after a demand for substantial performance is delivered to Mr. Mitchell that specifically identifies the manner in which he has not substantially performed his duties, and he fails to resume substantial performance of his duties on a continuous basis within fourteen (14) days of receiving such demand; (ii) engaging in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, and willful disloyalty or deliberate dishonesty or the commission by him of an act of fraud or embezzlement against the Company; or (iii) conviction of a felony or a misdemeanor, other than traffic related or similar minor misdemeanors, either in connection with the performance of his obligations to the Company or which otherwise materially and adversely affects his ability to perform such obligations. The employment agreement defines “good reason” to include a material breach by the Company of any of the terms of the agreement or if Mr. Mitchell is asked to relocate to a geographic area outside of Clearwater, Florida and he does not consent to such relocation.

Further if the employment term is terminated by Mr. Mitchell for good reason, or if the Company causes the non-renewal of the employment term, the Company shall be obligated to pay Mr. Mitchell (i) any accrued but unpaid salary, prorated annual cash bonus and prorated vacation, and any other amounts accrued but unpaid as of the date of termination, and (ii) a lump-sum severance payment equal to the unpaid salary that would have been paid to Mr.

Mitchell over the balance of the employment term. In addition, (i) the Company shall continue all medical, dental and life insurance benefits at no cost to the Mr. Mitchell for the greater of (A) twelve (12) months, commencing on the date of termination, or (B) the balance of the term, except if Mr. Mitchell begins new employment or service for another person or entity that offers comparable health insurance, such benefits shall immediately cease and (ii) the ownership of all restricted stock and options granted to Mr. Mitchell shall vest to the extent provided for in the applicable stock option or other agreement governing the issuance thereof. If the employment term is terminated by Mr. Mitchell for other than good reason, or by the Company for cause, or if Mr. Mitchell causes the non-renewal of the employment term, the Company shall pay to Mr. Mitchell in a lump sum payment any accrued but unpaid salary, prorated annual cash bonus and prorated vacation, and any other amounts accrued but unpaid as of the date of termination. Any severance payable shall be paid in one lump sum within ten (10) days after termination of the employment period.

Item 3.02            Unregistered Sales of Equity Securities

See Items 1.01 and 5.02 for a description of options issued to certain of the Company’s officers and directors.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 3, 2006, the Company announced that three of its current directors, Messrs. Vincent J. Mesolella, Frederick P. Lyte and Xavier Hermosillo, will not stand for re-election at the Company’s next annual meeting of shareholders. The three directors will continue to serve on the committees to the board on which they currently serve until such time as they cease serving as directors; however, Mr. Mesolella has agreed to step down as the chairman of each of the nominating committee and compensation committee of the Company’s board of directors. Additionally, on August 3, 2006, the Company’s board of directors appointed each of Messrs. Robert T. Geras, George Mellon and Joshua Metnick to serve on the board of director’s audit committee, nominating committee and compensation committee, with Mr. Geras appointed to serve as chairman of compensation committee and Mr. Mellon appointed to serve as chairman of nominating committee.

On August 3, 2006, the Company granted to: (i) Mr. Mesolella options purchase 60,000 shares of common stock at $2.19 per share; (ii) each of Messrs. Walsh and Lyte options to purchase 25,000 shares of common stock at $2.19 per share; (iii) each of Messrs. Geras and Mellon options to purchase 200,000 shares of common stock at $2.19 per share; and (iv) Mr. Metnick options to purchase 75,000 shares of common stock at $2.19 per share, with one-third of the options vesting on each of the first, second and third year anniversaries of the date of issuance.

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits

10.1      Employment Agreement, dated August 3, 2006, by and between the Company and Scott P. Mitchell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2006
THINK PARTNERSHIP INC.

	By:	/s/ Scott P. Mitchell
	Name:	Scott P. Mitchell
	Title:	Chief Executive Officer